Exhibit 99.1
Belo Corp.
Unaudited Pro Forma Financial Statements
     The unaudited pro forma financial statements presented below consist of the unaudited pro forma balance sheet as of September 30, 2007, the unaudited pro forma statement of operations for the year ended December 31, 2006, and the unaudited pro forma statement of operations for the nine months ended September 30, 2007. The unaudited pro forma financial statements presented below should be read in conjunction with the consolidated financial statements, and the notes related thereto, included in Belo Corp.’s (Belo) Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. The unaudited pro forma financial statements have been prepared giving effect to the distribution of the common stock of A. H. Belo Corporation (A. H. Belo) to Belo’s shareholders in the form of a pro-rata, tax-free dividend on February 8, 2008, as if this transaction occurred as of September 30, 2007, for the unaudited pro forma balance sheet, and as of January 1, 2006, for the unaudited pro forma statements of operations.
     In connection with the distribution, Belo and A. H. Belo entered into a separation and distribution agreement under which Belo transferred all of the assets and liabilities associated with its newspaper business and related businesses to A. H. Belo. Management expects that the distribution will be tax-free to Belo shareholders for United States federal income tax purposes. The distribution resulted in A. H. Belo operating as a separate public company. Belo will not have any ownership interest in A. H. Belo subsequent to the distribution, but will continue to conduct business with A. H. Belo pursuant to various inter-company agreements.
     The unaudited pro forma consolidated condensed balance sheet and unaudited pro forma consolidated condensed statement of operations have been derived from our historical financial statements and do not purport to represent what our financial position and results of operations actually would have been had the transactions occurred on the dates indicated or to project our financial performance for any future period.

Belo Corp.
Unaudited Pro Forma Balance Sheet
As of September 30, 2007

	Belo Corp.	Pro Forma		Belo Corp.
(In thousands)	Historical	Adjustments		Pro Forma

Current assets:
Cash and temporary cash investments	$13,867	$(8,506)	(a)	$5,361
Accounts receivable — net	251,275	(84,998)	(a)	166,277
Other current assets	63,960	(27,358)	(a)	36,602

Total current assets	329,102	(120,862)		208,240

Property, plant and equipment, net	537,091	(299,048)	(a)	238,043
Intangible assets, net	1,335,568	(42,050)	(a)	1,293,518
Goodwill, net	1,237,898	(464,091)	(a)	773,807
Other assets	101,575	(28,727)	(a)	72,848

Total assets	$3,541,234	$(954,778)		$2,586,456

Current liabilities:
Accounts payable	$47,786	$(20,112)	(a)	$27,674
Accrued expenses	103,668	(28,960)	(a)	74,708
Dividends payable	12,894	—		12,894
Other current liabilities	58,649	(32,324)	(a)	44,420
		18,095	(b)

Total current liabilities	222,997	(63,301)		159,696

Long-term debt	1,202,811	—		1,202,811
Deferred income taxes	434,206	(21,307)	(a)	412,899
Other liabilities	117,871	(22,493)	(a)	95,378

Common stock	170,736	—		170,736
Additional paid-in capital	900,312	—		900,312
Retained earnings (deficit)	530,232	(865,772)	(a)	(317,445)
		18,095	(b)
Accumulated other comprehensive loss	(37,931)	—		(37,931)

Total shareholders’ equity	1,563,349	(847,677)		715,672

Total liabilities and shareholders’ equity	$3,541,234	$(954,778)		$2,586,456

Belo Corp.
Unaudited Pro Forma Statement of Operations
For the Year Ended December 31, 2006

	Belo Corp.	Pro Forma		Belo Corp.
(In thousands)	Historical	Adjustment		Pro Forma

Net operating revenues
Advertising	$1,398,143	$(674,140	)(c)	$724,003
Circulation	116,265	(116,265	)(c)	—
Other	73,864	(27,328	)(c)	46,536

Total net operating revenues	1,588,272	(817,733)		770,539

Operating costs and expenses
Salaries, wages and employee benefits	581,516	(319,216	)(c)	262,300
Other production, distribution and operating costs	488,855	(261,324	)(c)	227,531
Newsprint, ink and other supplies	133,758	(133,758	)(c)	—
Depreciation	87,384	(39,812	)(c)	47,572
Amortization	8,348	(6,582	)(c)	1,766

Total operating costs and expenses	1,299,861	(760,692)		539,169

Earnings from operations	288,411	(57,041)		231,370

Other income and expense
Interest expense	(95,654)	—		(95,654)
Other income (expense), net	10,926	(1,243	)(c)	9,683

Total other income and expense	(84,728)	(1,243)		(85,971)

Earnings
Earnings before income taxes	203,683	(58,284)		145,399
Income taxes	(73,157)	23,122	(c)	(50,035)

Net earnings	$130,526	$(35,162)		$95,364

Net earnings per share:
Basic	$1.26			$0.92

Diluted	$1.26			$0.92

Weighted average shares outstanding:
Basic	103,701			103,701

Diluted	103,882			103,882

Belo Corp.
Unaudited Pro Forma Statement of Operations
For the Nine Months Ended September 30, 2007

	Belo Corp.	Pro Forma		Belo Corp.
(In thousands)	Historical	Adjustments		Pro Forma

Net operating revenues
Advertising	$969,534	$(447,160)	(c)	$522,374
Circulation	83,721	(83,721)	(c)	—
Other	55,654	(19,048)	(c)	36,606

Total net operating revenues	1,108,909	(549,929)		558,980

Operating costs and expenses
Salaries, wages and employee benefits	415,776	(218,493)	(c)	197,283
Other production, distribution and operating costs	367,811	(193,955)	(c)	173,856
Newsprint, ink and other supplies	78,413	(78,413)	(c)	—
Depreciation	70,318	(33,879)	(c)	36,439
Amortization	5,316	(4,874)	(c)	442

Total operating costs and expenses	937,634	(529,614)		408,020

Earnings from operations	171,275	(20,315)		150,960

Other income and expense
Interest expense	(72,007)	—		(72,007)
Other income (expense), net	10,231	(3,128)	(c)	7,103

Total other income and expense	(61,776)	(3,128)		(64,904)

Earnings
Earnings before income taxes	109,499	(23,443)		86,056
Income taxes	(38,868)	7,326	(c)	(31,542)

Net earnings	$70,631	$(16,117)		$54,514

Net earnings per share:
Basic	$0.69			$0.53

Diluted	$0.69			$0.53

Weighted average shares outstanding:
Basic	102,240			102,240

Diluted	102,887			102,887

Belo Corp.
Notes to Unaudited Pro Forma Financial Statements
     For further information regarding the historical financial statements of Belo, see the Company’s filings with the Securities and Exchange Commission (SEC) including Belo’s Annual Report on Form 10-K for the year ended December 31, 2006 and Belo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.
The unaudited pro forma balance sheet reflects the following adjustments as of September 30, 2007:
(a)	The elimination of the assets and liabilities of Belo’s newspaper and related businesses which were transferred to A. H. Belo as part of the separation and distribution agreement. The common stock of A. H. Belo was distributed to Belo’s shareholders in the form of a pro-rata, tax-free dividend on February 8, 2008. Belo’s equity may be adjusted for transfers of certain additional assets and liabilities subsequent to the distribution date; however, the impact of such adjustments is not expected to be material to the pro forma financial position of Belo as of September 30, 2007.
(b)	The accrual of the expected income tax liability of approximately $18 million related to $51,900 of previously deferred intercompany non-cash gains for income tax purposes resulting from the transfer of certain intangible assets from Belo to A. H. Belo.
The accompanying pro forma statements of operations reflect the following pro forma adjustments:
(c)	The elimination of the revenues and expenses of Belo’s newspaper and related businesses transferred to A. H. Belo for the year ended December 31, 2006 and the nine months ended September 30, 2007.
(d)	The pro forma statements of operations do not include adjustments to costs and expenses resulting from inter-company agreements between Belo and A. H. Belo. However, Belo currently expects that the effect of these agreements will not be material to Belo’s future results of operations.
     The accompanying pro forma financial statements do not reflect the effect of an impairment charge of $367 million recorded in the fourth quarter of 2007 as a result of Belo’s annual impairment testing of goodwill.